Exhibit 99.1

Bentley Park 2 Holland Way Exeter, NH 03833-2937 Tel: 603.658.6100 Fax: 603.658.6101/6102 www.bentleypharm.com	News Release

Contact:
FOR IMMEDIATE RELEASE	Bentley Pharmaceuticals, Inc.
Jean DeRoche
603.658.6136

BENTLEY PHARMACEUTICALS ANNOUNCES FOURTH QUARTER AND FULL YEAR 2006
FINANCIAL RESULTS

Revenues Increase 7% for Fourth Quarter and 12% for Full Year
Nasulin™ Phase II Trials Initiated in U.S.

EXETER, NH, March 1, 2007 — Bentley Pharmaceuticals, Inc. (NYSE: BNT), a specialty pharmaceutical company, today reported financial results for the fourth quarter and year ended December 31, 2006.

For the fourth quarter 2006 consolidated revenues were $27.1 million, a 7% increase from $25.2 million reported in the fourth quarter of 2005. Gross margins on net product sales for quarters ended December 31, 2006 and 2005 were 48.7% and 45.7%, respectively. Operating income for the fourth quarter 2006 was $2.9 million compared with $4.4 million reported in the same quarter of the prior year. The Company noted the lower operating income resulted from increased expenses supporting development of its intranasal insulin delivery system, Nasulin™, and recognition of share-based compensation costs not required to be recorded prior to 2006.  During the fourth quarter 2006 the Company finalized the legal settlement with Ethypharm that was recorded in the previous quarter.  As a result of the settlement, the Company recognized a favorable income tax impact of $2.7 million, or $0.12 per share, that was included in reported net income for the fourth quarter of 2006. Net income for the fourth quarter 2006 was $4.4 million, or $0.19 per diluted share, compared with $3.7 million, or $0.16 per diluted share, a year ago. Fluctuations in foreign currency provided a benefit of $0.02 per share to the fourth quarter of 2006.

Full year 2006 consolidated revenues were $109.5 million, a 12% increase from $97.7 million reported for 2005.  The Company’s pharmaceutical product sales increased $9.3 million, and licensing and collaboration revenues increased $2.5 million, compared to 2005.  The increase in licensing and collaboration revenues was primarily from royalties related to Testim® sales. Gross margins on net product sales for the years ended December 31, 2006 and 2005 were 50.4% and 49.4%, respectively. Operating income for the full year 2006 was $5.4 million compared with $15.7 million reported for 2005. The Company noted the lower operating income resulted primarily from the Ethypharm settlement, expenses supporting Nasulin™ development, and recognition of share-based compensation costs not required to be recorded prior to 2006. Net income for the year ending 2006 was $974 thousand, or $0.04 per diluted share, compared with $10.9 million, or $0.48 per diluted share, a year ago. Excluding the $7.8 million in litigation settlement charges (net of tax), $1.8 million in share-based compensation expense and $598 thousand in executive severance costs net income for 2006 would have been $11.2 million, or $0.49 per diluted share. Fluctuations in foreign currency did not have a significant impact on Bentley’s year-to-date results.

Cash, cash equivalents and marketable securities were $15.6 million at December 31, 2006, and $32.8 million at December 31, 2005. The Company invested $15.3 million in capital additions in 2006 compared to $11.0 million in 2005.  The Company expects to invest between $13.0 million and $16.0 million during 2007 to complete construction of its API facility as well as other projects to improve manufacturing efficiencies.

John Sedor, president of Bentley, commented “During the fourth quarter we met challenges and achieved significant milestones in our generic pharmaceuticals and in our drug delivery businesses.  Our generics business experienced slower sales during the fourth quarter as the Spanish generics market adjusted to new regulations imposed by the Spanish Ministry of Health.  These new regulations will reduce prescription reimbursement rates beginning in March 2007. Customers began deferring purchases in anticipation of the new prices, even before the regulation was approved on December 30, 2006.  In 2003 we experienced a similar change in reimbursement rates and managed to mitigate negative impacts to profits by expanding our revenue base and reducing costs.  We have already initiated similar actions in 2007.   Two important milestones achieved during the fourth quarter were receiving FDA approval to manufacture simvastatin for the United States market at our production facility in Spain, and the FDA’s approval to market simvastatin in the United States through our partner Perrigo Company.  Although the highly competitive simvastatin market in the United States is not expected to yield any material profits to our generics business, this approval for the United States market has added to our capabilities and sharpened our focus on more profitable opportunities.”

“I am very pleased with the progress of our Nasulin™ program as we have moved the product into expanded phase II trials in the United States” said Mr. Sedor. “Nasulin™ is the Company’s intranasal insulin product utilizing our proprietary CPE-215® permeation enhancer. During 2006, we sharpened our strategic focus on Nasulin™, narrowing the scope of Bentley’s business model over the near term. The results from the previously completed trials in Ireland, India, and the U.S. have been very encouraging and support our decision to accelerate spending to advance the product’s development .  And although we have focused primarily on Nasulin™, CPE-215 has shown promise as an intranasal platform technology that can deliver other peptides and continue to enhance Bentley’s product pipeline for the future. We will continue to invest in Nasulin™ and we expect consolidated research and development expense for 2007 to be in the range of $15 million to $16 million.”

Bentley’s results by operating segment for the fourth quarter and 2006 were as follows:

For the three month periods ended December 31:

(in thousands)	2006			2005
	Specialty Generics	Drug Delivery	Consolidated	Specialty Generics	Drug Delivery	Consolidated
Revenues	$24,796	$2,258	$27,054	$22,585	$2,625	$25,210
Cost of net product sales	12,668	—	12,668	12,238	—	12,238
Gross profit	12,128	2,258	14,386	10,347	2,625	12,972
Operating expenses	7,578	3,988	11,566	6,760	1,860	8,620
Gain on sale of drug license	(38)	—	(38)	—	—	—
Income (loss) from operations	4,588	(1,730)	2,858	3,587	765	4,352
Other income (expenses), net	(101)	132	31	44	215	259
Income (loss) before income taxes	4,487	(1,598)	2,889	3,631	980	4,611
(Benefit) provision for income taxes	(1,525)	—	(1,525)	955	—	955
Net income (loss)	$6,012	$(1,598)	$4,414	$2,676	$980	$3,656

For the years ended December 31:

(in thousands)	2006			2005
	Specialty Generics	Drug Delivery	Consolidated	Specialty Generics	Drug Delivery	Consolidated
Revenues	$101,105	$8,366	$109,471	$91,581	$6,149	$97,730
Cost of net product sales	49,850	—	49,850	46,161	—	46,161
Gross profit	51,255	8,366	59,621	45,420	6,149	51,569
Operating expenses	37,451	16,771	54,222	28,397	7,506	35,903
Gain on sale of drug license	(38)	—	(38)	—	—	—
Income (loss) from operations	13,842	(8,405)	5,437	17,023	(1,357)	15,666
Other income (expenses), net	(64)	683	619	(15)	744	729
Income (loss) before income taxes	13,778	(7,722)	6,056	17,008	(613)	16,395
Provision for income taxes	5,082	—	5,082	5,476	—	5,476
Net income (loss)	$8,696	$(7,722)	$974	$11,532	$(613)	$10,919

Significant components of Bentley’s revenues for the fourth quarter and year are summarized below:

For the year ended December 31, 2006:

	Revenues Within Spain
				Revenues
	Branded	Generic		Outside of		% of Total
Product Line	Products	Products	Other	Spain	Total	Revenues
Omeprazole	$2,679	$16,451	$—	$—	$19,130	18%
Simvastatin	1,851	5,620	—	—	7,471	7%
Enalapril	4,826	1,824	—	—	6,650	6%
Paroxetine	1,449	3,045	—	—	4,494	4%
Lansoprazole	2,689	852	—	—	3,541	3%
All other products	10,628	11,263	795	1,763	24,449	22%
Sales to licensees and others	—	—	12,741	22,114	34,855	32%
Licensing and collaborations	—	—	515	8,366	8,881	8%
Total Revenues	$24,122	$39,055	$14,051	$32,243	$109,471	100%
% of 2006 Revenues	22%	36%	13%	29%	100%

For the year ended December 31, 2005:

	Revenues Within Spain
				Revenues
	Branded	Generic		Outside of		% of Total
Product Line	Products	Products	Other	Spain	Total	Revenues
Omeprazole	$2,779	$15,394	$—	$—	$18,173	18%
Simvastatin	1,666	5,080	—	—	6,746	7%
Enalapril	4,153	1,706	—	—	5,859	6%
Paroxetine	1,337	3,118	—	—	4,455	5%
Lansoprazole	1,856	530	—	—	2,386	2%
All other products	10,810	9,282	271	1,512	21,875	23%
Sales to licensees and others	—	—	11,589	20,225	31,814	32%
Licensing and collaborations	—	—	274	6,148	6,422	7%
Total Revenues	$22,601	$35,110	$12,134	$27,885	$97,730	100%
% of 2005 Revenues	23%	36%	12%	29%	100%

For the three months ended December 31, 2006:

	Revenues Within Spain
				Revenues
	Branded	Generic		Outside of		% of Total
Product Line	Products	Products	Other	Spain	Total	Revenues
Omeprazole	$667	$3,862	$—	$—	$4,529	17%
Simvastatin	468	1,286	—	—	1,754	6%
Enalapril	1,288	347	—	—	1,635	6%
Paroxetine	355	656	—	—	1,011	4%
Codeisan	951	—	—	—	951	3%
All other products	2,715	3,272	13	663	6,663	25%
Sales to licensees and others	—	—	3,188	4,959	8,147	30%
Licensing and collaborations	—	—	106	2,258	2,364	9%
Total Revenues	$6,444	$9,423	$3,307	$7,880	$27,054	100%
% of Q4 2006 Revenues	24%	35%	12%	29%	100%

For the three months ended December 31, 2005:

	Revenues Within Spain
				Revenues
	Branded	Generic		Outside of		% of Total
Product Line	Products	Products	Other	Spain	Total	Revenues
Omeprazole	$672	$3,446	$—	$—	$4,118	16%
Simvastatin	391	1,218	—	—	1,609	6%
Enalapril	1,069	387	—	—	1,456	6%
Paroxetine	326	705	—	—	1,031	4%
Codeisan	910	—	—	—	910	4%
All other products	2,222	2,383	—	73	4,678	18%
Sales to licensees and others	—	—	1,867	6,870	8,737	35%
Licensing and collaborations	—	—	46	2,625	2,671	11%
Total Revenues	$5,590	$8,139	$1,913	$9,568	$25,210	100%
% of Q4 2005 Revenues	22%	32%	8%	38%	100%

Management will host a conference call to discuss 2006 results and provide a business update at 10:00 A.M. EST on March 1, 2007.  To participate on the live call, please dial (888) 332-7254 from the U.S. and Canada or, for international callers, please dial (973) 582-2856 (access code 8259328), approximately 10 minutes prior to the scheduled start time.  A telephone replay will be available for 30 days by dialing (877) 519-4471 from the U.S. and Canada or (973) 341-3080 for international callers (please reference reservation number 8259328).  The conference call will also be broadcast live on the Internet and may be accessed via Bentley’s web site, www.bentleypharm.com. Please go to the Company’s web site approximately 10 minutes prior to the scheduled start time to register.  A replay of the conference will also be available on Bentley’s web site for 90 days.

Bentley Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on advanced drug delivery technologies and generic pharmaceutical products. Bentley’s proprietary drug delivery technologies enhance the absorption of pharmaceutical compounds across various membranes.  Bentley manufactures and markets a growing portfolio of generic and branded generic pharmaceuticals in Europe for the treatment of cardiovascular, gastrointestinal, infectious and central nervous system diseases through its subsidiaries — Laboratorios Belmac, Laboratorios Davur, Laboratorios Rimafar and Bentley Pharmaceuticals Ireland.  Bentley also manufactures and markets active pharmaceutical ingredients through its subsidiary, Bentley API.

Copies of Bentley Pharmaceuticals’ press releases and other information may be obtained through Bentley’s web site at www.bentleypharm.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:  This press release contains forward looking statements, including without limitation statements regarding Bentley’s plans to mitigate recently enacted pharmaceutical price reductions in Spain, the prospects for growth of the specialty generics business in and outside of Spain and for cost reduction measures, Bentley’s plans to continue increased spending on research and development in 2007, and the prospects for further clinical development of Bentley’s intranasal insulin program . These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by such statements.  Factors that may cause such differences include, but are not limited to, risks associated with the following: clinical trials, the timing and nature of regulatory approvals, changes in third-party reimbursement and government mandates that impact pharmaceutical pricing, development and commercialization of Bentley’s proprietary products and formulations, competition from other manufacturers of generic and proprietary pharmaceuticals, intellectual property litigation, the efficacy and safety of Bentley’s products, the unpredictability of patent protection, international operations, and other uncertainties detailed under “Risk Factors” in Bentley’s most recent Annual Report on Form 10-K and its other subsequent periodic reports filed with the Securities and Exchange Commission. Bentley cautions investors not to place undue reliance on the forward-looking statements contained in this release.  These statements speak only as of the date of this document, and Bentley undertakes no obligation to update or revise the statements, except as may be required by law.

(tables to follow)

Bentley Pharmaceuticals, Inc. and Subsidiaries
Consolidated Income Statements

(in thousands, except per share data)	For the Three Months Ended December 31,		For the Year Ended December 31,
	2006	2005	2006	2005
Revenues:
Net product sales	$24,690	$22,539	$100,590	$91,308
Licensing and collaboration revenues	2,364	2,671	8,881	6,422
Total revenues	27,054	25,210	109,471	97,730

Cost of net product sales	12,668	12,238	49,850	46,161

Gross profit	14,386	12,972	59,621	51,569

Operating expenses:
Selling and marketing	4,277	4,229	16,153	16,347
General and administrative	3,481	2,713	14,801	11,405
Research and development	2,609	1,066	10,459	5,800
Litigation settlement	645	213	10,914	593
Depreciation and amortization	554	399	1,895	1,758
Total operating expenses	11,566	8,620	54,222	35,903

Gain on sale of drug license	38	—	38	—

Income from operations	2,858	4,352	5,437	15,666

Other income (expenses):
Interest income	159	318	820	928
Interest expense	(49)	(48)	(158)	(211)
Other, net	(79)	(11)	(43)	12

Income before income taxes	2,889	4,611	6,056	16,395

(Benefit) provision for income taxes	(1,525)	955	5,082	5,476

Net income	$4,414	$3,656	$974	$10,919

Net income per common share:
Basic	$0.20	$0.17	$0.04	$0.51
Diluted	$0.19	$0.16	$0.04	$0.48

Weighted average common shares outstanding:
Basic	22,242	21,862	22,141	21,558
Diluted	22,735	23,564	23,068	22,929

Bentley Pharmaceuticals, Inc. and Subsidiaries
Consolidated Balance Sheets

(in thousands, except per share data)	December 31, 2006	December 31, 2005
Assets

Current assets:
Cash and cash equivalents	$12,424	$32,384
Marketable securities	3,177	462
Receivables, net	32,963	26,916
Inventories, net	16,279	12,147
Deferred taxes	1,049	1,099
Prepaid expenses and other	1,798	2,069
Total current assets	67,690	75,077

Non-current assets:
Fixed assets, net	48,556	33,366
Drug licenses and related costs, net	16,026	13,858
Restricted cash	1,000	1,000
Deferred taxes	240	—
Other	844	919
Total non-current assets	66,666	49,143
	$134,356	$124,220

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$14,566	$15,462
Accrued expenses	9,704	9,428
Short-term borrowings	247	2,608
Current portion of long-term debt	307	387
Deferred income	1,045	795
Other current liabilities	1,518	—
Total current liabilities	27,387	28,680

Non-current liabilities:
Deferred taxes	—	1,665
Deferred income	3,899	2,286
Other	2,739	—
Total non-current liabilities	6,638	3,951

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $1.00 par value, authorized 2,000 shares, issued and outstanding, none	—	—
Common stock, $0.02 par value, authorized 100,000 shares, issued and outstanding, 22,282 and 21,923 shares	445	438
Additional paid-in capital	140,030	139,381
Accumulated deficit	(49,016)	(49,990)
Accumulated other comprehensive income	8,872	1,760
Total stockholders’ equity	100,331	91,589
	$134,356	$124,220

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